ASSIGNMENT

This ASSIGNMENT is made by MRU ABS LLC, a Delaware limited liability company (the “Company”), in favor of MRU Holdings, Inc., a Delaware corporation (the “Parent”), as of October 19, 2007. Capitalized terms used herein and not defined have the meanings set forth in the Trust Agreement (defined below).

WHEREAS, MRU Student Loan Trust 2007-A (the “Trust”) was created pursuant to that certain Trust Agreement dated as of May 31, 2007, as amended and restated by that certain Amended and Restated Trust Agreement, dated as of June 1, 2007 (the “Trust Agreement”), between the Company and Wilmington Trust Company, as owner trustee (the “Owner Trustee”), pursuant to which the Company is the holder of the entire undivided beneficial interest of the Trust as represented by that certain Trust Certificate issued by the Owner Trustee on behalf of the Trust to the Company on June 28, 2007 (the “Trust Certificate”);

WHEREAS, as the sole holder of the Trust Certificate, the Company is entitled to receive the residual cash flow from the Trust in accordance with the terms of the Indenture, dated as of June 1, 2007, between the Trust, as issuer, and The Bank of New York Trust Company, N.A., as indenture trustee; and

WHEREAS, the sole member and the independent managers have determined that the Company will declare and pay a distribution to MRU Holdings, Inc., as the sole member of the Company, of the Company’s rights to receive all of the residual cash flow from the Trust to the extent and as set forth herein.

NOW THEREFORE, in order to effect a distribution to the Parent in respect of its 100% limited liability company membership interest in the Company of the rights described below:

1. The Company does hereby assign, transfer and convey to the Parent all of its right, title, and interest in and to all rights of the Company as sole legal and beneficial owner of the Trust Certificate to receive all payments from the Trust pursuant to the Trust Agreement in respect of the Financed Student Loans contributed by the Company to the Trust pursuant to the Deposit Agreement on or before the date hereof.

2. Without limiting the generality of the foregoing, the rights of the Company described in paragraph 1 of this Assignment include the rights to receive distributions from the Trust in accordance with Section 5.01(a) of the Trust Agreement and Sections 5.04(b), 5.04(c) and 8.02(f) of the Indenture.

IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the date first written above.

MRU ABS LLC

By: MRU Holdings, Inc., as sole member

By:  /s/ Vishal Garg
Name: Vishal Garg
Title: Chief Financial Officer

ACKNOWLEDGED, AGREED AND
ACCEPTED BY:

MRU HOLDINGS, INC., as sole member
of the Company

By:  /s/ Vishal Garg
Name: Vishal Garg
Title: Chief Financial Officer